Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints Paul C. Reilly, Paul M. Shoukry, Jonathan J. Doyle and Jonathan N. Santelli, and each of them (so long as each such individual is an employee of Raymond James Financial, Inc. (the “Company”) or an affiliate thereof), his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to execute and sign the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the provisions of the Securities Act of 1933 by the Company in connection with the registration under such Act of shares of the Company’s common stock, par value of $0.01 per share, and preferred stock, par value $0.10 per share, and depositary shares in respect thereof, to be issued in connection with the consummation of a merger transaction with TriState Capital Holdings, Inc. pursuant to an Agreement and Plan of Merger dated October 20, 2021, and, further, to execute and sign any and all amendments thereto (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney on December 14, 2021.

Signature	Title

/s/ Paul C. Reilly	Chairman and Chief Executive Officer (Principal Executive Officer) and Director
Paul C. Reilly

/s/ Paul M. Shoukry	Chief Financial Officer and Treasurer (Principal Financial Officer)
Paul M. Shoukry

/s/ Jonathan W. Oorlog, Jr.	Senior Vice President and Controller (Principal Accounting Officer)
Jonathan W. Oorlog, Jr.

/s/ Thomas A. James	Chairman Emeritus and Director
Thomas A. James

/s/ Marlene Debel	Director
Marlene Debel

/s/ Robert M. Dutkowsky	Director
Robert M. Dutkowsky

/s/ Jeffrey N. Edwards	Director
Jeffrey N. Edwards

/s/ Benjamin C. Esty	Director
Benjamin C. Esty

/s/ Anne Gates	Director
Anne Gates

/s/ Francis S. Godbold	Vice Chairman and Director
Francis S. Godbold

/s/ Gordon L. Johnson	Director
Gordon L. Johnson

/s/ Roderick C. McGeary	Director
Roderick C. McGeary

Signature	Title

/s/ Raj Seshadri	Director
Raj Seshadri

/s/ Susan N. Story	Director
Susan N. Story